Exhibit 10.4

AMENDMENT NO. 1 TO MERGER AGREEMENT

This Amendment No. 1 to the Merger Agreement (the “Agreement”), dated as of December 29, 2021, by and among Hudson Capital Inc. (f/k/a China Internet Nationwide Financial Services Inc.), a British Virgin Islands corporation (“Parent”), Hudson Capital Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“MergerSub), Freight App, Inc., a Delaware corporation (the “Company”), and ATW Master Fund II, L.P., a Delaware limited partnership, as the representative of the stockholders of the Company (the “Stockholders’ Representative”). All capitalized terms used, but not otherwise defined herein, have the meanings given to them in the Merger Agreement (as defined below).

Preliminary Statement

WHEREAS, pursuant to Section 13.2 of the Merger Agreement, the Merger Agreement may be amended in a writing signed by Parent, Purchaser, Merger Sub, the Company and the Stockholders’ Representative; and

WHEREAS, Parent, Merger Sub, the Company and the Stockholders’ Representative desire to amend the Merger Agreement to reflect changes agreed among the Parties and to clarify certain terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. The definition of Merger Consideration is hereby deleted in the entirety and replaced with the following:

“Merger Consideration” means in the aggregate, 40,147,876 shares of Parent issuable to the Stockholders and in such amounts and classes set forth opposite each Stockholder’s name on Schedule 1.38, subject to update immediately prior to Closing to reflect any adjustments to the capital stock of the Company or Parent, including a reverse stock split, or the issuance of shares of additional shares of capital stock as may be approved and agreed by the Parties, including such issuances contemplated by the Company financings set forth on Schedule 6.1.”

2. Schedule 6.1 of the disclosure schedules is hereby deleted in its entirety and replaced with the Schedule 6.1 attached hereto as Exhibit A.

3. Section 12.4(b) is hereby deleted in its entirety and replaced with the following:

“In the event that the transaction contemplated by this Agreement is not consummated by the Outside Closing Date, as extended by Parent pursuant to Section 12.1(a), for any reason, a breakup fee of $2,450,000 shall be paid within three Business Days following the Outside Closing Date, by Parent to the Company.

4. Except as expressly provided in this Amendment, the Merger Agreement shall remain in full force and effect, and all references to “this Agreement” in the Merger Agreement shall mean the Merger Agreement as amended by this Amendment.

5. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Amendment will become effective when duly executed and delivered by each of the parties hereto. Counterpart signature pages to this Amendment may be delivered by electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be duly executed and delivered as of the day and year first above written.

Parent:

Hudson Capital Inc. (f/k/a China Internet Nationwide Financial Services Inc.)

By:	/s/ Warren Wang
Name:	Warren Wang
Title:	Chief Executive Officer

Merger Sub:

Hudson Capital Merger Sub I Inc.

By:	/s/ Warren Wang
Name:	Warren Wang
Title:	Chief Executive Officer

Company/Surviving Corporation:

freight APP Inc.

By:	/s/ Paul Freudenthaler
Name:	Paul Freudenthaler
Title:	CFO

Stockholders’ Representative:

ATW Master Fund II, L.P.

By:	/s/ Antonio Ruiz-Gimenez, Jr.
Name:	Antonio Ruize-Gimenez, Jr.
Title:	Member

Exhibit A